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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2003
MANDALAY RESORT GROUP (Exact Name of Registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	1-8570 (Commission File Number)	88-0121916 (IRS Employer Identification No.)
3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119 (Address of Principal Executive Offices)
Registrant's telephone number, including area code (702) 632-6700

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 5. Other Events and Required FD Disclosure.

        In a Form 8-K filed with the Securities and Exchange Commission on May 15, 2002, Mandalay Resort Group announced a change in its certifying accountant from Arthur Andersen LLP to Deloitte & Touche LLP. Deloitte & Touche LLP performed audits of our consolidated balance sheets as of January 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended January 31, 2002, 2001 and 2000. The previously filed financial statements were not restated and the audit report of Deloitte & Touche LLP expresses an unqualified opinion, which includes an explanatory paragraph with respect to Mandalay's adoption of Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities. The audited consolidated financial statements and Independent Auditors' Report of Deloitte & Touche LLP are included as an exhibit to this report.

        On February 5, 2003, we obtained the requisite consent of our lenders to an amendment, a copy of which is included as an exhibit to this report, which amends the covenants under our revolving credit and term loan facilities. This amendment modifies the definition of Adjusted EBITDA with respect to our 53.5% ownership in MotorCity Casino in Detroit, Michigan. As previously defined in our credit facilities, Adjusted EBITDA included only the cash distributions we actually received from MotorCity Casino. Under the amended definition, Adjusted EBITDA will include our 53.5% share of the Adjusted EBITDA of MotorCity Casino, whether or not distributed. The amendment also provides for a more liberal test for total debt coverage during the fiscal year ending January 31, 2004.

        On January 7, 2003, we announced that, because of softer-than-expected results on the Las Vegas Strip over the holidays, and a low win percentage on table games at Mandalay Bay, we expected our earnings per share for the fourth quarter of our fiscal year ended January 31, 2003 to be closer to $.10 than to the prevalent analysts' estimates near $.20. While demand in the first part of January 2003 at our Las Vegas Strip resorts, apart from Mandalay Bay, had been slow, operating results were better than expected in the latter part of the month. As a result, we currently anticipate that our earnings per share for the fourth quarter, excluding nonrecurring items, will somewhat exceed current prevalent analysts' estimates which are near $.12. Due to the fact that we completed our fiscal year on January 31, results will not be final until the fiscal 2003 audit is completed.

        During the fourth quarter of fiscal 2003, we purchased 4.4 million shares of our common stock at a cost of $125.2 million, utilizing our revolving credit facility to fund the purchases. As of the date of this report, we have a total of $700 million of indebtedness outstanding under our $1.1 billion revolving credit and term loan facilities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Exhibits

4.1	Second Amendment Agreement, dated February 5, 2003, to the Revolving Loan Agreement and Term Loan Agreement, both dated August 22, 2001, by and among Mandalay Resort Group, the banks named therein and Bank of America, N.A. as administrative agent.
99.1	Consolidated Financial Statements and related Independent Auditors' Report.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MANDALAY RESORT GROUP
Dated: February 6, 2003	By:	/s/ GLENN SCHAEFFER Glenn Schaeffer President, Chief Financial Officer and Treasurer

Index to Exhibits

No.	Description
4.1	Second Amendment Agreement, dated February 5, 2003, to the Revolving Loan Agreement and Term Loan Agreement, both dated August 22, 2001, by and among Mandalay Resort Group, the banks named therein and Bank of America, N.A. as administrative agent.
99.1	Consolidated Financial Statements and related Independent Auditors' Report.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.